NEWS RELEASE
Exhibit 99.1
For Immediate Release
Astronics Announces Acquisition of Freedom Communication Technologies
Augments radio test solution offerings
EAST AURORA, NY, July 1, 2019 – Astronics Corporation (Nasdaq: ATRO), a leading provider of advanced technologies for global aerospace, defense, and other mission critical industries, announced today that it has acquired Freedom Communication Technologies, Inc. (FCT) a developer and manufacturer of communication test equipment for the land-based mobile radio test market providing innovative solutions to Long-Term Evolution (LTE) high-speed wireless communications customers globally. Astronics has acquired 100% of the equity of FCT for
$22 million in cash.
Peter J. Gundermann, Chairman, President and Chief Executive Officer commented, “FCT is a leader in wireless communications testing, primarily for the civil land mobile radio market. Their market focus and technology complements those we already have, and together, we will offer a broader range of test solutions to an expanded market. The acquisition gives us a stronger market position in the radio test arena, a strong brand for our offerings and a larger addressable market. We are excited to expand our test capabilities and to bring FCT on board with our Test business.”
Based in Kilgore, TX, FCT was founded in 2015 and offers communications analyzers for testing and maintaining Land Mobile Radio (LMR) communications systems. FCT also provides an extensive range of capabilities, including automated radio testing and alignment, coverage mapping, and interference analysis.
In 2018, FCT had $11 million in revenue and is expected to contribute approximately $10 million in revenue in the second half of 2019.
ABOUT ASTRONICS CORPORATION
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission critical industries with proven, innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics.
For more information on Astronics and its solutions, visit Astronics.com.
Safe Harbor Statement This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,”

NEWS RELEASE
Exhibit 99.1
“anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the ability of the Company to advance its Test business into a broader market, the ability to achieve at or near breakeven performance in the Test business, the ability to win new projects in the Test business and margins to expand with growth, the success of the Company achieving its sales expectations, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Company Contact     Investors Relations
David C. Burney      Deborah K. Pawlowski
Chief Financial Officer, Astronics Corporation  Kei Advisors LLC
david.burney@astronics.com    dpawlowski@keiadvisors.com
+1.716.805.1599     +1.716.843.3905

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